UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2010
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)	48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement
Underwriting Agreement
On March 23, 2010, Lear Corporation (the “Company”) and certain of its wholly-owned subsidiaries (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and UBS Securities LLC, as representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale by the Company of $350 million in aggregate principal amount of 7.875% senior notes due 2018 (the “2018 Notes”) and $350 million in aggregate principal amount of 8.125% senior notes due 2020 (the “2020 Notes” and together with the 2018 Notes, the “Notes”). The 2018 Notes were priced at 99.276% of par, resulting in a yield to maturity of 8.00%, and the 2020 Notes were priced at 99.164% of par, resulting in a yield to maturity of 8.25%. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on March 22, 2010 (Registration No. 333-165593).
The Company used the net proceeds from the offering, together with current cash and cash equivalents, to repay in full all amounts outstanding under the term loans provided under the Company’s first lien credit facility and second lien credit facility.
The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Subsidiary Guarantors. It also provides for customary indemnification by each of the Company, the Subsidiary Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, commercial banking, investment banking and advisory services for the Company from time to time.
The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1.
Indenture
On March 26, 2010, the Company completed its offering of the Notes. The Company issued the Notes pursuant to an Indenture, dated March 26, 2010 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated March 26, 2010 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.
The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on March 15 and September 15 of each year, beginning September 15, 2010. The 2018 Notes will mature on March 15, 2018 and the 2020 Notes will mature on March 15, 2020.
The Company may redeem the 2018 Notes in whole or in part on or after March 15, 2014 at redemption prices of 103.938% or 101.969% of the principal amount thereof if the redemption occurs during the 12-month period beginning on March 15, 2014 or 2015, respectively, and a redemption price of 100.000% of the principal amount thereof on or after March 15, 2016, in each case plus accrued and unpaid interest to the redemption date. Prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2018 Notes with the net cash proceeds of one or more equity offerings, at a price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that at least 65% of the original aggregate principal amount of the 2018 Notes remains outstanding after the redemption. Prior to March 15, 2014, the Company also may redeem the

2018 Notes in whole or in part at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. In addition, prior to March 15, 2014, during any 12-month period, the Company may redeem up to 10% of the aggregate principal amount of the 2018 Notes at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
The Company may redeem the 2020 Notes in whole or in part on or after March 15, 2015 at redemption prices of 104.063%, 102.708% or 101.354% of the principal amount thereof if the redemption occurs during the 12-month period beginning on March 15, 2015, 2016 or 2017, respectively, and a redemption price of 100.000% of the principal amount thereof on or after March 15, 2018, in each case plus accrued and unpaid interest to the redemption date. Prior to March 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of the 2020 Notes with the net cash proceeds of one or more equity offerings, at a price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that at least 65% of the original aggregate principal amount of the 2020 Notes remains outstanding after the redemption. Prior to March 15, 2015, the Company may redeem the 2020 Notes in whole or in part at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. In addition, prior to March 15, 2015, during any 12-month period, the Company may redeem up to 10% of the aggregate principal amount of the 2020 Notes at a redemption price equal to 103.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.
Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.
The Company’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.
The Indenture contains restrictive covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors to: (i) incur additional debt, (ii) pay dividends and make other restricted payments, (iii) create or permit certain liens, (iv) issue or sell capital stock of the Company’s restricted subsidiaries, (v) use the proceeds from sales of assets and subsidiary stock, (vi) create or permit restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other distributions to the Company, (vii) enter into transactions with affiliates, (viii) enter into sale and leaseback transactions, and (ix) consolidate or merge or sell all or substantially all of the Company’s assets. The foregoing limitations are subject to exceptions as set forth in the First Supplemental Indenture. In addition, if in the future the Notes have an investment grade credit rating from both Moody’s Investors Service, Inc. and Standard & Poor’s and no default has occurred and is continuing, certain of these covenants will, thereafter, no longer apply to the Notes for so long as the Notes are rated investment grade by both rating agencies.
The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the First Supplemental Indenture or the Notes, (iii) failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $100 million or its foreign currency equivalent, (iv) the rendering of a final and nonappealable judgment for the payment of money in excess of $100 million or its foreign currency equivalent, (v) the failure of the guarantees by the Subsidiary Guarantors to be in full force and effect in all material respects and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of any series may declare all of the Notes of such series to be due and payable immediately.
The Base Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The above description of the material terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Section 7 — Regulation FD
Section 7.01. Regulation FD Disclosure
On March 23, 2010, the Company announced the pricing of the offering of the Notes. The Company’s press release announcing the pricing of the offering is attached as Exhibit 99.1 hereto and incorporated herein by reference.
On March 26, 2010, the Company announced the completion of the offering of the Notes. The Company’s press release announcing the completion of the offering is attached as Exhibit 99.2 hereto and incorporated herein by reference.
The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement, dated March 23, 2010, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated March 26, 2010, among the Company, the Subsidiary Guarantors and the Trustee.

4.2	First Supplemental Indenture, dated March 26, 2010, among the Company, the Subsidiary Guarantors and the Trustee.

99.1	Press Release, dated March 24, 2010, announcing the pricing of the Notes.

99.2	Press Release, dated March 26, 2010, announcing the completion of the offering of the Notes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: March 29, 2010	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

1.1	Underwriting Agreement, dated March 23, 2010, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc. and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated March 26, 2010, among the Company, the Subsidiary Guarantors and the Trustee.

4.2	First Supplemental Indenture, dated March 26, 2010, among the Company, the Subsidiary Guarantors and the Trustee.

99.1	Press Release, dated March 24, 2010, announcing pricing of the Notes.

99.2	Press Release, dated March 26, 2010, announcing completion of the offering of the Notes.